                                                                     EXHIBIT 4.5

                              AMENDMENT NO. 4 TO
                          INVESTORS RIGHTS AGREEMENT

     This AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT dated June 22, 2000 (this "Amendment") amends that certain Investors Right Agreement, dated as of September 28, 1999, by and among Lexar Media, Inc., a California corporation (the "Company"), certain existing shareholders of the Company listed on Schedule 1 thereto and certain investors listed on Schedule 2 thereto, as amended by that certain Amendment No. 1 to Investors Rights Agreement, dated as of December 18, 1999, that certain Amendment No. 2 to Investors Rights Agreement dated as of March 21, 2000, and that certain Amendment No. 3 to Investors Rights Agreement dated as of May 19, 2000 (the "Investors Rights Agreement"). The capitalized terms not otherwise defined herein have the respective meanings given to them in the Investors Rights Agreement.


                                    RECITALS

     A. Section 7.1 of the Investor Rights Agreement states in part that any term or provision of the Investors Rights Agreement may be amended by a writing signed by the Company and holders of at least two-thirds (2/3rds) of the Registrable Common.

     B. The undersigned parties include the Company and the holders of at least two-thirds (2/3rds) of the Registrable Common.


                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Investors Rights Agreement as follows:

     1. Section 1.11 of the Investors Rights Agreement is amended by adding a reference to the warrants (the "Warrants") issued pursuant to that certain Warrant Agreement, dated on or about June 30, 2000 (the "Purchase Agreement"), by and between the Company and the initial warrant holders listed on Schedule I thereto. Section 1.11 shall read in its entirety as follows:

          1.11.  "Registrable Common" means (a) any shares of Common Stock which
                  ------------------
     have been issued or are issuable upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, (b) any shares of Common Stock which have been issued or are issuable upon exercise of the Warrants, the Series C Warrant, the Series E Warrant or the Bridge Loan Warrant, (c) any shares of Common Stock which have been issued or are issuable upon conversion of the convertible promissory note issued to Sony Electronics, Inc. ("Sony") on or about March 21, 2000, (d)
     any shares of Common Stock which have been issued or are issuable upon conversion of any promissory notes or exercise of any warrants issued under that certain Note and Warrant Purchase Agreement dated on or about May 19, 2000 by and between the Company and the investors named therein, (e) any shares of Common Stock which have been issued or are issuable upon exercise of any warrants issued under that certain Warrant Agreement dated on or about June 30, 2000 by and between the Company and the initial warrant holders listed on Schedule I thereto (the "Common Stock Warrants"), and (f) any share of Common Stock issued as a dividend, stock split, reclassification, recapitalization or other distribution with respect to or in exchange for replacement of any Registrable Common, and, provided, however, that shares of Common Stock shall no longer be Registrable Common when they shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration or sold by the Holder pursuant to Rule 144.

     3. Section 4.2 (iv) of the Investors Rights Agreement is amended by adding a reference to the Warrants. This will exclude the Warrants and the Common Stock issuable upon exercise of the Warrants from the definition of "New Securities" that are subject to each Holders' right of first refusal. Section
4.2 (iv) shall read in its entirety as follows:

          (iv) the Warrants, the Series C Warrants, the Series E Warrants, the Bridge Loan Warrants and the Common Stock Warrants; any securities issuable upon exercise of the Warrants, the Series C Warrants, the Series E Warrants, the Bridge Loan Warrants and the Common Stock Warrants (the "Warrant Securities"); or any securities issuable upon the conversion of any Warrant Securities;

     3. Except as expressly modified by this Amendment, all terms of the Investors Rights Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


COMPANY:                                LEXAR MEDIA, INC.


                                        By: ____________________________________
                                            Name:  Mr. John Reimer
                                            Title: President and Chief Executive
                                                   Officer





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

INVESTORS:                                 GE CAPITAL EQUITY INVESTMENTS, INC.
                                           a Delaware corporation


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

                                           ST. PAUL VENTURE CAPITAL IV, LLC


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________


                                           ST. PAUL VENTURE CAPITAL V, LLC


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________


                                           ST. PAUL VENTURE CAPITAL AFFILIATES
                                           FUND I, LLC


                                           By St. Paul Venture Capital, Inc.,
                                           Its Manager


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

                                           APV TECHNOLOGY PARTNERS II, L.P.

                                           By APV Management Co. II, LLC,
                                           Its Managing General Partner


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________




        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

                                           THOMVEST HOLDINGS, INC.


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

                                           1267104 ONTARIO, LTD.


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

                                           DECLARATION OF TRUST OF DAVID SUN AND
                                           DIANA SUN, DATED FEBRUARY 26, 1986

                                           By: _________________________________
                                           Henri Tchen, Attorney-in-Fact


                                           THE JOHN TU AND MARY TU TRUST,
                                           DATED JUNE 16, 1995

                                           By: _________________________________
                                               Henri Tchen, Attorney-in-Fact





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

                                           JOHN A. ROLLWAGEN REVOCABLE TRUST
                                           U/A DATED SEPTEMBER 13, 1991


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________


                                           JOHN A. ROLLWAGEN FAMILY LIMITED
                                           PARTNERSHIP


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT

                                           JON D. GRUBER


                                           By: _________________________________
                                               Jon D. Gruber


                                           LAGUNITAS PARTNER, LP


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________


                                           GRUBER & McBAINE INTERNATIONAL


                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________





        SIGNATURE PAGE TO AMENDMENT NO. 4 TO INVESTORS RIGHTS AGREEMENT